Skadden, Arps, Slate, Meagher & Flom

                                        September 11, 1996

          VIA EDGAR

          Securities and Exchange Commission
          Judiciary Plaza
          450 Fifth Street
          Washington, DC  20549

                    Re:  Schedule 13D relating to beneficial
                         ownership of shares of Common Stock,
                         par value $.001 per share, of Southern
                         Pacific Rail Corporation

          Dear Sir or Madam:

                    Pursuant to Section 13(d) of the Securities
          Exchange Act of 1934, as amended, and Rule 13d-2 of the Rules and Regulations promulgated thereunder, enclosed for filing via EDGAR is the Final Amendment to the
          Schedule 13D (the "Final Amendment"), including all exhibits thereto.

                    If you have any questions regarding the
          attached Final Amendment, please call the undersigned at
          (212) 735-2116.

                                        Very truly yours,

                                        /s/ Richard J. Grossman

          Attachments

          cc:  The New York Stock Exchange, Inc.
               Southern Pacific Rail Corporation